Exhibit 99.1

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: (440) 632-1666

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
James R. Heslop, II Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3219 Jheslop@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Announces Completion of Liberty Bancshares, Inc. Merger

Ronald L. Zimmerly, Jr. appointed as President of

Middlefield Banc Corp. and The Middlefield Banking Company

Ronald L. Zimmerly, Jr., Mark R. Watkins, and Spencer T. Cohn

appointed to Middlefield’s Board of Directors

MIDDLEFIELD, Ohio – December 1, 2022 ◆◆◆◆ Middlefield Banc Corp. (“Middlefield”, or the “Company”) (NASDAQ: MBCN), the bank holding company for The Middlefield Banking Company, announced today that it has completed the merger with Liberty Bancshares, Inc. (“Liberty”). As a result of the merger, shares of Liberty are no longer traded on the OTC Market.

In connection with the merger, Ronald L. Zimmerly, Jr., Liberty’s former President and Chief Executive Officer, has assumed the role of President of Middlefield Banc Corp. and The Middlefield Banking Company. In addition, Middlefield added three new members to its Board of Directors including Mr. Zimmerly, Mark R. Watkins, Liberty’s Chairman of the Board, and Spencer T. Cohn, a representative of Castle Creek Capital, Liberty’s largest shareholder.

James R. Heslop, II, Chief Executive Officer of Middlefield, stated, “We are excited to complete the merger between these two banks and are thrilled with the opportunity to create additional value for our mutual customers, team members, communities, and shareholders. Middlefield’s footprint has expanded in the Central and Northwest Ohio regions, and we are delighted to bring our common philosophies to customers within these markets. I look forward to working with Ron and his team, as well as Mark and Spencer, as we serve our local communities and create value for our shareholders.”

Mr. Zimmerly stated, “I am excited for the future and what these two banks can accomplish together. With 22 full-service banking centers across 12 compelling Ohio counties and assets over $1.7 billion, we have created a stronger organization with expanded capabilities. I look forward to growing our local relationships across our larger footprint and share in the success of the combined banks.”

With the addition of Liberty, Middlefield has grown its branch network across the Central and Northwest Ohio regions by adding Liberty’s six branches located in the communities of Ada, Bellefontaine, Kenton, Marysville, and Westerville, Ohio. As a result, Middlefield now operates a total of 22 full-service banking centers across a 12-county operating footprint. Middlefield also operates a loan production office in Mentor, Ohio.

Customers will continue to be served through their respective Middlefield and Liberty branches, websites, mobile apps, financial advisors, and relationship managers until Liberty converts to Middlefield’s systems, which is expected to occur on April 24, 2023.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company, with total assets over $1.7 billion. The Bank operates 22 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on Middlefield’s current expectations regarding the company’s business strategies and intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not a guarantee of future performance and actual future results could differ materially from those contained in forward-looking information. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Middlefield’s control. Numerous uncertainties, risks, and changes could cause or contribute to Middlefield’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the possibility that the anticipated benefits of the transaction are not realized when expected or at all; Middlefield’s failure to integrate Liberty Bancshares, Inc. and Liberty National Bank with Middlefield and The Middlefield Banking Company in accordance with expectations; deviations from performance expectations related to Liberty Bancshares, Inc. and Liberty National Bank; general economic conditions in markets where Middlefield conducts business, which could materially impact credit quality trends; general business conditions in the banking industry; the regulatory environment; general fluctuations in interest rates; demand for loans in the market areas where Middlefield conducts business; rapidly changing technology and evolving banking industry standards; competitive factors, including increased competition with regional and national financial institutions; and new service and product offerings by competitors and price pressures; and other factors disclosed periodically in Middlefield’s filings with the Securities and Exchange Commission (the “SEC”).

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this release or made elsewhere from time to time by Middlefield. Forward-looking statements speak only as of the date made, and Middlefield assumes no duty and does not undertake to update forward-looking statements.

Middlefield provides further detail regarding these risks and uncertainties in the latest Annual Report, including in the risk factors section of Middlefield’s latest Annual Report on Form 10-K, as well as in subsequent SEC filings, available on the SEC’s website at www.sec.gov.